Exhibit 10.4

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Amendment No. 2. to

Purchase Agreement

This Amendment No. 2 (“the Amendment”) to the Purchase Agreement (the “Agreement”) dated February 5, 2002 by and among Network Engines, Inc. (“NEI”), a corporation organized under the laws of the State of Delaware, U.S.A., and having its principal place of business at 25 Dan Road, Canton, Massachusetts 02021 and EMC Corporation, (“EMC”), a Massachusetts corporation having its principal place of business at 176 South St., Hopkinton, MA. 01748 is made this 18th day of February 2011 by and between NEI and EMC and commences on the date accepted and executed by both parties (“Effective Date”).

WHEREAS, the parties wish to amend the Agreement to update the Product list in Exhibit A (Product Pricing, Lead-Time, Upside, Cancellation and Rescheduling Terms) and Exhibit B, EMC on-Order Parts, to provide the pricing and lead time for a new Products;

NOW THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows:

1)  The Product chart in the first section of Exhibit A entitled Product and Repair Pricing is replaced in its entirety with the attached list of currently-shipping NEI/EMC Products; pricing may be separately agreed by the parties provided that applicable pricing shall be as stated in applicable purchase orders from EMC.  “Unless the Parties hereto agree otherwise in a mutually signed formal writing, all additional products purchased by EMC from NEI in the future shall also be deemed Products governed by this Agreement, whether or not listed in an amended Exhibit A.”

2)  Exhibit B is amended with the attached Exhibit B to describe the component(s) for the Products added in the amended Exhibit A.

3)  A new Section 28 is hereby added to the Agreement, providing as follows:

28.  COMPLIANCE WITH LAWS

28.1         General.  NEI will comply with all applicable laws.  The Sections below are meant to highlight particular obligations and are not intended to be an exhaustive list of all legal obligations a party may have in performing under this Agreement.  NEI shall also assist EMC by attempting in good faith to comply with or assist EMC to comply with any procurement policies adopted by EMC that are not inconsistent with this Agreement.

28.2         Ethical Business Practices.  As a supplier to EMC, NEI represents and warrants that it has adopted the EICC Supplier Code of Conduct (http://www.eicc.info/EICC%20CODE.htm) or another code that covers the same subjects and as to these subjects, requires substantially the same objectives and outcomes.

28.2.1      NEI understands the US Foreign Corrupt Practices Act 1977 (“FCPA”) and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”) and their applicability to conducting business under this Agreement. NEI agrees not to cause EMC to breach the FCPA/OECD Convention, and agrees to comply with the FCPA/OECD Convention as if it were applicable to NEI. NEI represents that it is a publicly traded company, and that information regarding each of its “Affiliates” as that term in defined under the US securities laws, is, to the best of its knowledge, publicly reported pursuant to law, and that none of the officers, directors, or controlling shareholders are government officials.. All payments to NEI by EMC will be by check or wire transfer and will be made payable to NEI as provided for in this Agreement.  NEI represents and warrants that it has in place record-keeping and accounting systems that accurately and completely record, on a materially accurate basis, its

EMC/NEI CONFIDENTIAL

expenditure related to the Products sold to EMC hereunder. The terms of this Agreement may be disclosed to the relevant government authorities, if deemed appropriate by EMC or as required by law. NEI will disclose to EMC any known future affiliation between NEI and any government official.  NEI will provide an annual certification of compliance with the FCPA/OECD Convention as if NEI were subject to it.  EMC may terminate this Agreement, if EMC has reason to believe that NEI has breached the FCPA/OECD Convention.

28.3         Country of Origin Identification.  For each NEI Product purchased under this Agreement, NEI shall furnish EMC, on a periodic basis as reasonably requested by EMC, with country of origin (manufacture) by quantity and part number (EMC’s and NEI’s) of components purchased by NEI from its first tier suppliers.  Each component of each NEI Product shall be marked with the country of origin as required by applicable law.  Upon EMC’s request, NEI shall provide EMC with a report listing each component of the Product and its country of origin.

28.4         Export. NEI acknowledges that any Products and associated documentation provided to EMC pursuant to this Agreement are subject to the export control laws and regulations of the United States, including without limitation the Export Administration Regulations, and applicable laws and regulations of other countries.   Each party shall comply with all export control laws and regulations applicable to its use, transfer or export of the Products and documentation.  NEI certifies that it is not restricted from making or receiving U.S. exports.  Each party acknowledges that it shall be responsible, based on the components that it supplies for the Products hereunder, for obtaining such export classification control numbers, general licenses or other governmental authorizations as may be required with respect to the use, transfer, or export of the Products and documentation.  Each party shall reasonably cooperate with the other to enable EMC to comply with export laws and regulations applicable to EMC’s re-exports of the Products and documentation.  As part of this cooperation, the parties shall cooperate to determine and provide to EMC the export control classification number and license exception and CCATS (Commodity Classification Automated Tracking System) (if required) for the Products and Product Documentation as well as copies or other written evidence of relevant consents, licenses or authorizations obtained or applied for and such other information regarding the export control classifications of the Products as may be reasonably requested by EMC.   Each party shall immediately notify the other of any changes to such certifications, information, licenses, consents or authorizations.

28.4.1  Customers-Trade Partnership Against Terrorism (C-TPAT).  NEI agrees to ensure that it has in place a verifiable, documented, security program that describes NEI’s procedural security, physical security, access controls, personnel security, education and training awareness, manifest procedures and conveyance security.  NEI represents and warrants that its security program is consistent with the U.S. Customs Service C-TPAT Security Recommendations and covenants to maintain such consistency.

28.4.2  National Security Regulations.  Certain countries may, from time to time, enact laws that require submission of information prior to cargo arriving in the country or region.  As of the Effective Date, the parties are aware of such laws in the U.S., the countries in the European Union and in Canada.  The parties agree to cooperate in providing the necessary information to parties or their designees to allow a party with reporting obligations to fulfill such obligations in a timely manner.

28.5         Environmental Compliance.  NEI represents and warrants that all components and/or materials purchased from NEI under this Agreement shall comply with all applicable environmental laws and regulations (including, without limitation, official technical standards referenced in such laws and regulations) and that the components and/or materials are made such that EMC and its affiliates can comply with such regulations when selling them (or the relevant final products containing such components and/or materials).  Such global environmental regulations include, but are not limited to (i) EU Directive 2002/95/EC on the Restriction of Hazardous Substances, EU Directive 2002/96/EC on Waste Electrical and Electronic Equipment, EU Directive 2006/66/EC on Batteries and EU Directive 2003/11/EC regarding restriction of flame retardants, as well as related implementing legislation in relation to the foregoing Directives, Management Methods for Controlling Pollution by Electronic Information Products (aka “China RoHS”), China WEEE, California’s Proposition 65 (see http://www.oehha.ca.gov/prop65.html for details) and similar legislation in force in other countries; (ii) the EU “REACH” Regulation 1907/2006/EC, China REACH and similar legislation applicable to other countries, in particular in view of the obligation of NEI to provide information on product substances in the supply chain.  Each Product shall bear appropriate labels indicating compliance with applicable regulations unless stated otherwise in the agreed specifications. NEI shall collaborate with EMC in matters concerning compliance with such laws and regulations, and shall provide all information and support required by EMC to comply with the foregoing when selling EMC products containing the Products.

28.6.1      Cooperation Regarding Disclosure.  Suppliers must cooperate with EMC to make available to EMC and/or its agents, full material declarations that identify the sources of and amount of all substances contained in the Products.  Unless EMC specifically agrees in writing that a particular Product may contain a particular material, NEI will also provide a statement that the Products do not contain various materials at issue in applicable laws and regulations.  NEI must declare each Product’s compliance to all applicable hazardous material legislation and identify any substances that are banned or must be declared under applicable laws.  In addition, NEI will make available any documentation that supports the declaration.

28.6.2      Conflict Minerals.  Without limiting the generality of the foregoing, NEI agrees to disclose to EMC, upon EMC’s request, to the extent known or discoverable by NEI following inquiry, the original source of all minerals contained in the Product.  If NEI does not know the original source of the minerals, NEI agrees to cooperate with EMC, including disclosing from whom NEI purchased the minerals and urging others to disclose such information, so that the original source of minerals can be accurately determined and reported.  NEI shall comply with all laws regarding the sourcing of minerals, including laws prohibiting the sourcing of minerals from mines controlled by combatants.

28.6.3      Ozone Depleting Chemicals.  NEI represents and warrants that as of the Effective Date the NEI Products do not contain Ozone Depleting Chemicals, as defined by the U.S. Internal Revenue Service from time to time (currently defined at http://www.irs.gov/businesses/small/article/0,,id=186588,00.html).  NEI covenants not to include any Ozone Depleting Chemicals in or in the manufacturing process for the NEI Products during the term of this Agreement.  If, during the term, NEI nevertheless includes Ozone Depleting Chemicals in or in the manufacture of any NEI Products, then NEI shall notify EMC in accordance with the engineering change notice process stated above, identifying which NEI Products are affected, the Ozone Depleting Chemicals in each Product, the amount or concentration of such chemicals, and such other information that EMC may require to comply with its legal obligations, including audits.  NEI shall indemnify EMC for all liabilities, taxes, and penalties associated with Ozone Depleting Chemicals in or used in the manufacture of the NEI Products provided to EMC.

28.8  United States Government Purchases.  Any software contained in or comprising the NEI Products and associated documentation that is supplied by NEI and not by EMC, are “commercial computer software” and “commercial computer software documentation” respectively, as specified in FAR 12.212, 27.4, 52.227-14, 52.227-19 and any other FARs applicable to governmental agency End Users and their successors.  All U.S. government End Users acquire such software and documentation with only those rights set forth in the applicable End User license agreement, which may be, without limitation, a click-wrap, shrink-wrap, break-the-seal type, or signature-required type agreement. The following are incorporated herein by reference to the extent that they apply, based upon size of transaction and resulting sales to US governmental entities:  41 CFR 60-1.4 (equal opportunity clause re minorities and women); 41 CFR 60-250.5 (re special disabled veterans and veterans of the Vietnam era); 41 CFR 60-741.5 (re individuals with disabilities).

28.9             Viruses:  No Harmful Code.  With respect to NEI Products provided under this Agreement that comprise or contain software or firmware that is not supplied by EMC, NEI represents, warrants and covenants that each such NEI Product does not and will not contain any code, programming instruction or set of instructions that is a virus, worm, time bomb, or was intentionally constructed to damage, interfere with or otherwise adversely affect operation of that NEI Product or other computer programming code, data files, or hardware without EMC’s written consent.  Further, Licensor shall have a mechanism for demonstrating the authenticity and integrity of the software provided to EMC (e.g., digitally signing mobile code or distributing product code from a trusted web site).  EMC may from time to time request information from its supply chain regarding the products that EMC licenses and purchases.  With respect to software that comprises or is contained in NEI Products, EMC may request NEI to self-certify that its software and software development practices aligns with software integrity and security standards developed by SAFECode.org or any successor or similar industry code security and integrity organization.  NEI agrees to respond promptly and fully to such requests.

28.10 No Open Source. NEI warrants that any software provided under this Agreement that is not supplied by EMC does not contain any FOSS and NEI covenants not to include any such software in the software licensed pursuant to this Agreement without providing EMC with at least [**] months of advance notice of NEI’s intent to include it, along with a functional description of the FOSS and the business reason(s) for including it in the software.  Such notice shall be sent to EMC’s relationship manager working with NEI, with a simultaneous copy to EMC’s Office of the General Counsel at legalnotices@emc.com.  As used herein, “FOSS” means free and open source software and includes those components of software which components qualify as public domain software or are licensed as shareable freeware or open source software, where shareable freeware is copyrighted computer software which is made available to the general public for use free of charge, for an unlimited time, without restrictions on field of use or redistribution, and open source software conforms to the Open Software Initiative definition of open source software in effect as of the Effective Date of this Agreement.

28.11       NEI will grant EMC reasonable access to NEI’s books and records relating to its representations in this Section 28 and the right to audit them, no more often than [**] (with respect to any particular topic — hence, an audit concerning ozone depleting chemicals would not preclude same-year audit concerning export compliance), upon [**] days’ prior written notice, during regular business hours, at NEI’s principal place of business, in a manner designed to minimize the disruption to NEI’s business activities.

4)     No Other Changes. All Other terms and conditions of the Agreement shall remain unchanged.

5)     Counterparts.  This Amendment may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.  PDF or facsimile copies of signatures shall be sufficient to bind each party hereto.

6)     [**] Cost Reductions.  In the event that [**] reduces the purchase price of a Product that NEI is procuring for EMC, NEI shall pass through [**]% of that cost reduction to EMC, effective immediately on all new Product purchases impacted by the cost reduction, including existing Purchase Orders for Products not yet received by NEI, if such Products are included in the price reduction.  In addition to passing through [**]% of the cost reduction on all new Product purchases, NEI agrees to re-price [**]% of the total quantity of Products committed to by NEI (either already in inventory, or on existing purchase orders) at the old price.  However, regardless of the percentage by which [**] reduces the purchase price of a Product, NEI shall only be obligated to apply up to [**]% of that cost reduction on NEI inventory existing at the old price, and only up to a maximum inventory revaluation of $[**] per quarter.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Purchase Agreement by their duly authorized representatives.

Executed and agreed to:	Executed and agreed to:

Network Engines, Inc.	EMC Corporation
(“NEI”)	(“EMC”)

Signature:	/s/ Douglas G. Bryant	Signature:	/s/ Tim Smith

Name:	Douglas G. Bryant	Name:	Tim Smith

Title:	CFO	Title:	VP

Date:	1/7/11	Date:	4/1/11

Schedule 1  Product and Repair Pricing

Product Name
Avamar Storage Node
RSA EnVision
RSA DLP
RSA RKM
RSA SecureID
Centera Gen4 LP 4TB
Centera Gen4 LOP 8TB
Recoverpoint

Exhibit B — EMC  On-Order Parts

Subject to the terms of the Agreement, EMC shall be liable for the parts described in Section 1 below. EMC’s liability is limited to that quantity of Parts that NEI must order, in accordance with the ordering lead time for such parts, in order to manufacture and deliver Products to EMC in accordance with the delivery dates listed in the forecast, Purchase Orders and upside requirements (“On-Order Parts”).  NEI shall inform EMC, upon request and on an ongoing basis, on the lead time for components for the Products listed in Appendix A. The current lead times for such Products are attached hereto.

1.0       Definitions

1.1         EMC Custom Parts:  Parts that are not commodity Products in the commercial market, but are manufactured solely for incorporation into EMC Products.

1.2         EMC Unique Parts:  Commodity parts procured solely for incorporation into EMC Products and not used on other NEI products.

1.3         Other Parts: Parts other than those listed in 1.1 or 1.2 above that are components of the Product, but which are not custom to EMC or unique to the Products EMC is purchasing hereunder.

Centera

Item Number	Item Description	Qty per Node	EOQ	Lead Time (Bus Days)	Category

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One page was omitted pursuant to an application for confidential treatment filed with the Securities and Exchange Commission. Asterisks denote omissions.

[**] PROGRAMS	NEI Part No.	Lead Time (Weeks)	Vendor
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